Designated Filer:  Patrick T. Hackett
Issuer and Ticker Symbol:  Nuance Communications, Inc. [NUAN]
Date of Event Requiring Statement: January 30, 2009



                                                                    Exhibit 99.2

                                  AUTHORIZATION

     I hereby authorize Donna Belanger, Dawn Fournier, and Jo-Anne Sinclair, or any one of them, to sign and file on my behalf any and all forms required by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") relating to the reporting of beneficial ownership of equity securities of Nuance Communications, Inc. (the "Company"), and of changes in such beneficial ownership, together with any and all amendments thereto. This Authorization shall be effective on and after the date set forth below and shall continue in effect until I am no longer required to file such forms, unless earlier revoked by me in writing.

     I acknowledge that the persons authorized hereunder are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

     Dated as of the 30th day of January, 2009.



                                        /s/ Patrick Hackett
                                        ----------------------------------------
                                        By:  Patrick Hackett